POWER OF ATTORNEY
DIREXION FUNDS
DIREXION INSURANCE TRUST
The undersigned trustees and officers of the Direxion Funds and the Direxion Insurance Trust, each a Massachusetts business trust (the “Trusts”), do hereby constitute and appoint Daniel O’Neill, Patrick J. Rudnick and Robert J. Zutz, (with full power to each of them to act alone) his/her true and lawful attorney-in-fact and agent, for him/her and on its/his/her behalf and in his/her name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-1A and any and all amendments to such registration statement of the Trust, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Trust, such registration statement and any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees themselves might or could do.
The undersigned trustees and officers hereby execute this Power of Attorney as of this 1st day of June, 2011.

Signature	Title

/s/ Lawrence C. Rafferty Lawrence C. Rafferty	Chairman of the Board

/s/ Daniel J. Byrne Daniel J. Byrne	Trustee

/s/ Gerald E. Shanley III Gerald E. Shanley III	Trustee

/s/ John Weisser John Weisser	Trustee

/s/ Patrick J. Rudnick Patrick J. Rudnick	Principal Financial Officer and Treasurer

/s/ Daniel D. O’Neill Daniel D. O’Neill	President and Principal Executive Officer